EXHIBIT 1(b)



                              INCOME MANAGERS TRUST
                                   SCHEDULE A

                                 INITIAL SERIES
                                 --------------

Neuberger & Berman Cash Reserves Portfolio
Neuberger & Berman Government Money Portfolio
Neuberger & Berman Limited Maturity Bond Portfolio
Neuberger & Berman Municipal Money Portfolio
Neuberger & Berman Municipal Securities Portfolio


                                ADDITIONAL SERIES
                                -----------------

Neuberger & Berman High Yield Bond Portfolio

Dated:  March 2, 1998